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Exhibit 5.01

[Letterhead of Fenwick & West LLP]

July 12, 2002

Silicon Image, Inc.
1060 East Arques Avenue
Sunnyvale, CA 94086

Ladies and Gentlemen:

        At your request, we have examined the Amendment No. 5 to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about July 12, 2002 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 5,007,082 shares of your Common Stock (the "Stock"), all of which will be sold by certain selling stockholders (the "Selling Stockholders").

        In rendering this opinion, we have examined the following:

  (1)
  your registration statement on Form 8-A filed with the Commission on July 30, 1999;

  (2)
  your annual report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Commission on March 29, 2002, as amended by a Form 10-K/A filed with the Commission on July 12, 2002;

  (3)
  your quarterly report on Form 10-Q for the quarter ended March 31, 2002 filed with the Commission on May 15, 2002, as amended by a Form 10-Q/A filed with the Commission on July 12, 2002;

  (4)
  your current report on Form 8-K filed with the Commission on February 11, 2002;

  (5)
  the Registration Statement, together with the exhibits filed as a part thereof or incorporated by reference therein;

  (6)
  the prospectus prepared in connection with the Registration Statement (the "Prospectus");

  (7)
  the Agreement and Plan of Reorganization dated June 1, 2001 among you, your wholly-owned subsidiary Duke Acquisition Corp., CMD Technology Inc. and certain shareholders of CMD Technology Inc.;

  (8)
  the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are relevant to the issuance of the Stock to the Selling Stockholders and the registration of the Stock pursuant to the Registration Statement that are contained in your minute books and the minute books of your predecessor, Silicon Image, Inc., a California corporation, that are in our possession;

  (9)
  electronic mail from your transfer agent regarding the number of shares outstanding as of July 11, 2002, and a list prepared by you and dated of even date herewith identifying all outstanding options, warrants and other rights to acquire your capital stock; and

  (10)
  a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual and other representations.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals or copies of originals and the conformity to originals and completeness of all documents submitted to us as copies.

        We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and the State of California and the Delaware General Corporation Law.

        Based upon the foregoing, it is our opinion that the up to 5,007,082 shares of Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,
/s/ Fenwick & West LLP
FENWICK & WEST LLP

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  Exhibit 5.01